                                                                  Exhibit 10-11











WASP INTERNATIONAL (PROPRIETARY) LIMITED SALE OF BUSINESS
AGREEMENT






between






WASP INTERNATIONAL (PROPRIETARY) LIMITED
(REG.  NO 93/00271/07)






and






WASP S.A. (PROPRIETARY) LIMITED
(REG NO.  99/06789/07)

CONTENTS

-------------------------------------------------------------------------
NO       CLAUSE                                                   PAGE NO
-------------------------------------------------------------------------
1        DEFINITIONS                                                2
2        PREAMBLE                                                   6
3        SUSPENSIVE CONDITION                                       7
4        SALE                                                       8
5        EFFECTIVE DATE ACCOUNTS AND ADJUSTMENT ACCOUNT             9
6        PURCHASE PRICE AND PAYMENT                                13
7        CREDITORS AND LIABILITIES OF THE BUSINESS                 13
8        DELIVERY                                                  15
9        OWNERSHIP, RISK AND BENEFIT                               16
10       ASSIGNMENT OF CONTINUING CONTRACTS
         AND IMPROVEMENTS IN THE WGT                               17
11       LEASED ASSETS                                             20
12       WARRANTIES                                                21
13       EMPLOYEES OF THE BUSINESS                                 21
14       GOOD FAITH                                                23
15       PAYMENTS                                                  23
16       BREACH                                                    24
17       THE INSOLVENCY ACT, 1936                                  25
18       CONFIDENTIALITY AND PUBLIC ANNOUNCEMENTS                  25
19       ARBITRATION                                               26
20       DOMICILIUM CITANDI ET EXECUTANDI                          27
21       INTERPRETATION                                            29
22       GENERAL                                                   30
23       COSTS                                                     31

SCHEDULES

SCHEDULE 1 :   DESCRIPTION OF THE BUSINESS
SCHEDULE 2 :   CONTRACTS
SCHEDULE 3 :   FIXED ASSETS
SCHEDULE 4 :   EXCLUDED ASSETS
SCHEDULE 5 :   VALUES OF CERTAIN ASSETS OF THE BUSINESS
SCHEDULE 6 :   LEASED ASSETS
SCHEDULE 7 :   EMPLOYEES NOT TO  BE TRANSFERRED IN TERMS OF
               CLAUSE 13 OF THE AGREEMENT
SCHEDULE 8 :   THE WGT

1    DEFINITIONS

     In this agreement, unless the context requires otherwise, the words and expressions set out below shall have the meanings assigned to them and cognate expressions shall have a corresponding meaning, namely -

1.1      "Agreement"                means this agreement and all the
                                    schedules hereto;

1.2      "Assets"                   means all the assets used in or in
                                    connection with the Business which the
                                    Seller is selling to the Purchaser in
                                    terms of this agreement and which are
                                    described more fully in 4.4;

1.3      "Business"                 means the business referred to in 2.2 and
                                    more fully described in SCHEDULE 1 and
                                    includes the Assets owned by the Seller
                                    in connection with the Business, but
                                    excludes the Excluded Assets;

1.4      "Business Day"             means any day other than a Saturday,
                                    Sunday or public holiday in the RSA,
                                    within the meaning of the Public Holidays
                                    Act of the RSA, 1994;

1.5      "Completion Date"          means the date set out in 6.2;

1.6      "Contracts"                means all the contracts listed in
                                    SCHEDULE 2;

1.7      "Effective Date"           means 1 March 1999;

1.8      "Effective Date Accounts"  means the unaudited financial statements of the Seller in respect of the Business for the period commencing on 1 March 1998 and ended on 28 February 1999, to be prepared by the Seller's auditors on the basis set out in 5.1;

1.9      "ETSI"                     means the European Telecommunications
                                    Standards Institute;

1.10     "Excluded Assets"          means the assets of the Business that the
                                    Seller is not selling to the Purchaser in terms of this Agreement, in SCHEDULE 4;

1.11     "Fixed Assets"             means all the motor vehicles, furniture,
                                    fittings and equipment, plant and
                                    machinery of the Business as at the
                                    Effective Date, listed in SCHEDULE 3;

1.12     "GSM"                      means the global system for mobile
                                    communication as defined in the ETSI
                                    standards;

1.13     "Liabilities"              means all the liabilities of the Seller
                                    in respect of the Business as shown in
                                    the Effective Date Accounts, even if the invoice or other form of voucher for that liability is only received after the Effective Date, but such liabilities shall not include -

1.13.1 any liability for the payment by the Seller of any tax, duty or levy imposed by the Income Tax Act, 1962 or imposed by any other law administered by the Commissioner for Inland Revenue or imposed by any other fiscal or revenue laws;

1.13.2 any liability which arises or which has arisen other than in the normal and ordinary course of the operation of the Business;

1.13.3 any liability arising out of a contravention of any law (including, without being limited to, any regulation, standard, order, judgement, decree and other governmental or administrative requirements having the force of law) by the Seller in relation to the Business;

1.14     "Prime Rate"               means the basic quoted lending rate of
                                    interest at which Nedbank Limited lends on overdraft from time to time, as certified by any general manager of that bank, whose authority and appointment it shall not be necessary to prove;

1.15     "Purchaser"                means  Wasp S.A. (Proprietary) Limited
                                    (Reg No 99/06789/07), a private company
                                    with limited liability
                                    incorporated under the laws of the RSA;

1.16     "RSA"                      means the national territory of the
                                    Republic of South Africa comprising the
                                    nine provinces identified in section 103 of the Constitution of the Republic of South Africa, 1996;

1.17     "Seller"                   means Wasp International (Proprietary)
                                    Limited (Reg No 93/00271/07), a private
                                    company with limited liability
                                    incorporated under the laws of the RSA;

1.18     "Signature Date"           means the date upon which both the
                                    parties to this Agreement have signed
                                    this Agreement or, in the event of their having signed the Agreement on different dates, the date of the last signature;

1.19     "Technor"                  means Technor International Inc, a
                                    corporation registered in Nevada, United
                                    States of America with an office at
                                    Satraangsvagen 88, S-18237 Danderyd,
                                    Sweden;

1.20     "Territory"                means all those countries or territories
                                    on the African continent whose sovereign territory or any part thereof lies South of the Sahara Desert;

1.21     "WGT"                      means all the GSM technologies or
                                    products owned or developed by the Seller as at the Signature Date, including but not being limited to vehicle tracking systems, terminal units, communication processes (including computer operated programs), policy and procedures;
                                    technical information, know-how, whether or not patented or patentable, including, without limitation, specifications, marketing studies, physical performance and other operational information or data relating to any part of or improvement of any system developed and made available for commercial exploitation by the
                                    Seller, more fully described in
                                    SCHEDULE 8.

2   PREAMBLE

    It is recorded for the purpose of elucidating the operative provisions of this Agreement, that it is being entered into in the following circumstances, namely:

2.1 the Seller is involved in the communications and technology industry, focussing primarily on the development of proprietary GSM technologies, and has become a leading South African company in this area;

2.2 the Seller, in order to properly exploit the technologies that is has developed and the intellectual property rights that it owns, intends restructuring its business affairs;

2.3 one of the steps in the restructure referred to in 2.2 involves the Seller selling its Business to the Purchaser;

    and the parties have accordingly agreed to provide, in this Agreement, for the basis upon which the Purchaser will acquire from the Seller the Business as a going concern.


3   SUSPENSIVE CONDITION

3.1 This Agreement is subject to the suspensive condition that the board of directors of the Purchaser approves the transaction contemplated in this Agreement by no later than 31 May 1999 or such later date as the parties may agree to in writing.

3.2 If the suspensive condition in 3.1 remains unfulfilled on or before the date stipulated in 3.1 or such later date as the parties may agree upon in writing pursuant to 3.1, this Agreement shall not come into force or effect. In such event, neither party shall have any claim against the other party by virtue of the provisions of this Agreement.


4   SALE

4.1 The Seller hereby sells to the Purchaser, which purchases from the Seller, the Business (together with all the Assets thereof, but excluding the Excluded Assets) as a going concern, with effect from the Effective Date on the terms and conditions set out in this Agreement.

4.2      The Seller and the Purchaser agree that:

4.2.1 the enterprise being transferred in terms of this Agreement from the Seller to the Purchaser will constitute an income earning activity on the Effective Date and on the Completion Date;

4.2.2 since all the Assets necessary to carry on the enterprise being transferred by the Seller to the Purchaser in terms of this Agreement will be so transferred,

         the transfer of Assets and Liabilities contained in this Agreement falls within the ambit of section 11(1)(e) of the Value-Added Tax Act, 1991 and therefore VAT is payable at the rate of zero per cent.

4.3 Each of the Seller and the Purchaser respectively warrants to the other that it will, on the Signature Date and on the Completion Date, be registered as vendors in terms of the Value-Added Tax Act, 1991.

4.4 The Assets sold by the Seller to the Purchaser in terms of 4.1 consist, subject to 4.4.8 and 4.4.9, of all the assets of the Business at the Effective Date, including but not limited to:

4.4.1 all the intellectual property rights and know-how owned by the Business and relating to the WGT in the Territory;

4.4.2    the Fixed Assets;

4.4.3    cash-on-hand and cash-at-bank;

4.4.4    the Contracts;

4.4.5    the goodwill of the Business; and

4.4.6 all other assets used in connection with the day to day operations of the Business,

         but specifically excluding:

4.4.7 all assets not utilised by the Seller in connection with the day to day operations of the Business;

4.4.8    the Excluded Assets all of which are listed in SCHEDULE 5.

5   EFFECTIVE DATE ACCOUNTS AND ADJUSTMENT ACCOUNT

5.1 The Seller shall at its own cost and expense, which shall be fully provided for in the Effective Date Accounts, procure that its auditors audit the books and records of the Business and prepare the Effective Date Accounts, as soon as reasonably possible after the Effective Date, but in any event, by no later than 1 Business Day after the Signature Date.

5.2 The Seller warrants in favour of the Purchaser and undertakes to procure that:

5.2.1    the Effective Date Accounts shall:

5.2.1.1 reflect all the Assets and all the Liabilities of the Seller in respect of the Business at the Effective Date;

5.2.1.2 be drawn up in accordance with generally accepted accounting practice;

5.2.1.3 comply with the provisions of the Companies Act, 1973 and all other applicable laws;

5.2.1.4  include adequate provisions for all the Liabilities;

5.2.1.5 save as required in terms of the provisions of this Agreement, be prepared on the basis of accounting policies which were used in the preparation of the audited annual financial statements of the Seller for its financial year ended 28 February 1999 and except to the extent required by changes in South African generally accepted accounting practice since the date of the last audited annual financial statements;

5.2.1.6 fairly reflect the financial position, affairs, operations and results of the Business as at the Effective Date;

5.2.1.7  be signed by the Seller's auditors, without any qualification;

5.2.2 true copies of the Effective Date Accounts will be delivered to the Purchaser as soon as possible after their completion, but in any event by no later than 1 Business Day after the Signature Date.

5.3 In addition, the Seller shall at its cost and expense procure that, simultaneously with the preparation of the Effective Date Accounts, that its auditors prepare an adjustment account, subject to the provisions of 5.2.1.5, which shall reflect:

5.3.1 all prepayments of interest, taxation, rates, electricity, water, metropolitan substructure charges, insurance and the like made by the Seller in respect of the Business PRIOR to the Effective Date in respect of any period AFTER the Effective Date if such asset was not taken into account in arriving at the purchase price of the Business, as at the Effective Date, which amount shall be credited in the adjustment account to the Seller; and

5.3.2 all prepayments of interest, taxation, rates, electricity, water, metropolitan substructure charges, insurance and the like made by the Purchaser in respect of the Business AFTER the Effective Date in respect of any period PRIOR to the Effective Date if such asset was not taken into account in arriving at the purchase price of the Business, as at the Effective Date, which amount shall be credited in the adjustment account to the Purchaser.

5.4 Amounts credited to the Seller and the Purchaser pursuant to 5.3.1 and 5.3.2 respectively, shall be set-off against each other and:

5.4.1 if there is a credit balance in favour of the Purchaser, then the purchase price in 6 shall be reduced by an amount equal to such balance; or

5.4.2 if there is a credit balance in favour of the Seller, then the purchase price in 6 shall be increased by an amount equal to such balance.

5.5      If an amount is owing by:

5.5.1 the Seller to the Purchaser pursuant to 5.4.1, such amount shall be due and payable by the Seller to the Purchaser by telegraphic transfer into a current account to be designated by the Purchaser for that purpose; or

5.5.2 the Purchaser to the Seller pursuant to 5.4.2, such amount shall be due and payable by the Purchaser by telegraphic transfer into the

         Seller's current account to be designated by the Seller for that purpose, within 10 Business Days after the Seller's auditors shall have issued a certificate stipulating what amount is due and payable by either the Seller or the Purchaser pursuant to the provisions of
         5.3 and 5.4 and shall have delivered that certificate to both the Seller and the Purchaser.

5.6 For the purposes of the Effective Date Accounts, the Assets shall, subject to 5.2.1.2, be reflected at the following values:

5.6.1 the value of each item of the Fixed Assets referred to in 4.4.2 and the other assets referred to in 4.4.6 shall be its book value at the Effective Date, unless and to the extent indicated otherwise in
         SCHEDULE 5;

5.6.2 the value of the Contracts referred to in 4.4.4 shall be the value reflected in SCHEDULE 5;

5.6.3 the value of the goodwill referred to in 4.4.5, shall be the value reflected in SCHEDULE 5.

5.7 For the purposes of 5.6.1, the "book value" of any asset shall be the written-down value of the asset in the Seller's books after allowing for depreciation up to the Effective Date to the extent which such depreciation has been and will be allowed as a deduction for tax purposes.

6   PURCHASE PRICE AND PAYMENT

6.1 The purchase price to be paid by the Purchaser to the Seller in respect of the Business shall be R 1,00.

6.2      The purchase price in 6.1 shall be paid by the Purchaser to the
         Seller:

6.2.1    once the suspensive conditions in 3 have been fulfilled;

6.2.2 the Effective Date Accounts have been delivered to the Purchaser in accordance with 5.1 ("the Completion Date"), in cash provided that if any amount is due by the Seller to the Purchaser on that date in terms of 5.3.1 then such amount shall be deducted from the purchase price in
         6.1 and the balance, if any, shall be paid to the Seller.

7   CREDITORS AND LIABILITIES OF THE BUSINESS

7.1 Subject to 7.2, the Purchaser shall assume and discharge all the Liabilities which are reflected in the Effective Date Accounts.

7.2 Notwithstanding anything to the contrary anywhere else in this Agreement :

7.2.1 the Purchaser shall also assume and discharge any and all liabilities of the Business (or any part thereof) which are not reflected in the Effective Date Accounts and which cause of action arose prior to the Effective Date, provided that the Purchaser's total obligations and liabilities in terms of this 7.2.1 and 7.2.3 shall in no circumstances whatsoever exceed the sum of R 350 000,00;

7.2.2 the Purchaser shall, from the Completion Date, assume all the obligations and liabilities of the Seller in connection with Matrix Vehicle (Tracking) Proprietary Limited;

7.2.3 the Purchaser shall, from the Completion Date, assume all the obligations and liabilities of the Seller in connection with any sale of technology agreement concluded between the Seller and a third party ("the Third Party") relating the WGT ("the Sale of Technology Agreement");

7.2.4 The Third Party shall be entitled to cede to any other person all of its rights in terms the Sale of Technology Agreement against the Seller and that such person shall accordingly be:

7.2.4.1 deemed to be a third party beneficiary of the obligations of the Purchaser in terms of the Sale of Technology Agreement;

7.2.4.2 to pursue against the Purchaser any claims that such person may have in connection with the representations, warranties and covenants made by the Seller to the Third Party in the Sale of Technology Agreement.

7.2.5 shall be construed so as to relieve the Seller from the payment of any tax, duty or levy imposed by the Income Tax Act, 1962 or imposed by any other law administered by the Commissioner for Inland Revenue or imposed by any other fiscal or revenue laws, provided that the Purchaser shall reimburse the Seller for such tax amount as may be levied for the period between the Effective Date and the Completion Date against receipt of the relevant asssessment.

7.3 The Purchaser indemnifies the Seller and holds it harmless against all the Liabilities shown in the Effective Date Accounts and subject to the proviso in 7.2.1, against all other liabilities referred to in 7.2 and against any demand, claim, action or other legal proceedings made or instituted against the Seller in respect of any of such liabilities, and against all costs incurred by the Seller or awarded against it in respect of any such demand, claim, action or other legal proceedings.

7.4 Without prejudice to the provisions of 8.1.2, the Seller or its representatives shall be entitled to make copies of the books of account of the Business to such extent as the Seller may reasonably require from time to time, for the purposes of monitoring the way in which the Purchaser discharges its obligations under this clause 7.

8   DELIVERY

8.1      On the Completion Date:

8.1.1 each item of the Fixed Assets referred to in 4.4.2, the cash-on-hand and cash-at-bank referred to in 4.4.3 and the other assets referred to in 4.4.6 shall be delivered by the Seller to the Purchaser at the premises at which they are located on that date;

8.1.2 or as soon thereafter as is reasonably possible, the Seller shall deliver to the Purchaser all the Contracts, books, records and other documents of the Business as at the Effective Date provided that:

8.1.2.1 insofar as the Seller is obliged in law to retain any such book, record or document then he shall deliver a photocopy thereof to the Purchaser;

8.1.2.2 if the Seller requires to make copies of or to inspect any such book, record or document after the Effective Date then it shall be entitled to do so during normal business hours upon giving the Purchaser reasonable written notice to that effect, provided that such book, record or document relates to the operations of the Business prior to the Effective Date.

9   OWNERSHIP, RISK AND BENEFIT

9.1 All risk and benefit in the Assets and the Business shall pass from the Seller to the Purchaser on the Effective Date.

9.2 Notwithstanding delivery in terms of 8 and the passing of the risk referred to in 9.1, the ownership of the Assets and the Business shall only pass from the Seller to the Purchaser on the Completion Date.

9.3 The parties record that the Seller will continue to operate the Business during the period between the Effective Date and the Completion Date as agent for and on behalf of the Purchaser, and between the Seller and the Purchaser INTER SE, the Purchaser would subject always to the provisions of 9.4 and 9.5, be put in the same position as that in which the Purchaser would have been, had the transfer of the Assets of the Business physically taken place on the Effective Date.

9.4 Any profit made or any loss suffered or liability incurred by the Business during the period between the Effective Date and the Completion Date shall be for the Purchaser's sole benefit and account provided that the Purchaser shall not be liable for any loss if any of the assets of the Business are sold or otherwise disposed of during the period between the Effective Date and the Completion Date without the prior written approval of the Purchaser.

9.5 The Purchaser hereby indemnifies the Seller and holds it harmless against any claim which may be instituted by any third party against the Seller for any loss or damage or liability incurred by any such third party during the period after the Effective Date insofar as the carrying on of the Business during the period after the Effective Date is concerned

10  ASSIGNMENT OF CONTINUING CONTRACTS AND IMPROVEMENTS IN THE WGT

10.1 For the purposes of this clause 10, "Continuing Contract", in relation to the Business, means the ongoing Contracts entered into by the Seller with third parties for the purposes of the Business.

10.2 The Seller shall, subject to 10.4, be obliged to assign to the Purchaser with effect from the Effective Date, all its rights and obligations under every Continuing Contract, and the Purchaser shall be obliged to accept the assignment of all those rights and obligations under each such Continuing Contract.

10.3 Each party shall be obliged to enter into all such agreements and sign all such documents and do all such things as may reasonably be required of it to give effect to the provisions of 10.2.

10.4 Where any other party to any Continuing Contract assigned to the Purchaser in terms of 10.2 does not consent to its assignment then:

10.4.1 the Purchaser shall carry out the Seller's obligations under the Continuing Contract in question, as if the Purchaser were a subcontractor to the Seller, and shall be entitled to all of the Seller's rights and benefits under the Continuing Contract in question;

10.4.2 if the terms of the Continuing Contract do not permit the provisions of 10.4.1 to be carried into effect, then the Purchaser and the Seller shall co-operate with each other in a lawful manner to enable the objects of this clause 10 to be achieved with respect to the contract in question.

10.5 The Purchaser hereby indemnifies the Seller and holds it harmless against any claim or loss instituted or asserted by any third party against the Seller for any loss or damage or liability incurred by or to such third party with respect to the conduct of the Business after the Effective Date, but only in respect of any claims, the cause of action of which will have arisen before the Effective Date, provided that the Purchaser shall not be obliged to indemnify the Purchaser against any liability of the Seller which is included among the Liabilities as shown in the Effective Date Accounts and provided further that the Purchaser's total obligations and liabilities in terms of this 7.2.1 and 7.2.3 shall in no circumstances whatsoever exceed the sum of R 350 000,00.

10.6 Should either the Purchaser or the Seller, or any employee of the Purchaser or the Seller or anyone else under the Purchaser's or the Seller's control or working in association with the Purchaser or the Seller, as the case may be ("the Discovering Party"), make or discover any improvement relating to the WGT and capable of commercial exploitation:

10.6.1 the Discovering Party shall be obliged to notify the other party thereof ("the Receiving Party") as soon as is reasonably possible under the circumstances and to make the relevant know-how, technology and related intellectual property ("the New Intellectual Property") available for exploitation to the Receiving Party free of any royalty, charge or fee of whatsoever nature, provided that the Receiving Party:

10.6.1.1 should such party be the Purchaser, shall only be entitled to exploit the New Intellectual Property in the Territory;

10.6.1.2 should such party be the Seller, shall only be entitled to exploit the New Intellectual Property in countries and territories not in the Territory; and

10.6.2 if the improvement in question is an invention capable of being registered as a patent, then:

10.6.2.1 the Discovering Party shall have the right to apply at its cost for letters patent therefor in the RSA, the Territory and in all other countries of the world;

10.6.2.2 any letters patent issued in respect of the invention shall be and remain the Discovering Party's sole property, subject always to the Receiving Party's right of use and exploitation in terms of 10.6.1.

11  LEASED ASSETS

11.1 The Seller, insofar as it is able to do so, hereby cedes all of its rights and delegates all of its obligations under the leases of assets and instalment sale agreements set out in SCHEDULE 6 to the Purchaser with effect from the Effective Date and the Purchaser accepts such assignments, provided that should the lessor in respect of any such lease or the credit grantor in respect of any such instalment sale agreement, as the case may be, not consent to the assignment of that lease or instalment sale, as the case may be, to the Purchaser, then the Seller shall, subject to 12.2, sub-let the assets in question to the Purchaser at the same rental and on the same terms and conditions, mutatis mutandis, as provided for in the lease(s) between the lessor(s) in question and the Seller (in the case of the leases) or as provided for in the instalment sale agreement(s) between the creditor grantor(s) and the Seller (in the case of instalment sale agreements).

11.2 If the terms of any one or more of the leases or instalment sale agreements, as the case may be, do not permit the provisions of 11.1 to be carried into effect, then the Purchaser and the Seller shall co-operate with each other in a lawful manner to enable the objects of this clause 11 to be achieved with respect of the contract in question.

12  WARRANTIES

    The parties agree and record that the Seller gives the Purchaser no warranties and makes no representations in connection with the Assets, and that the Assets are accordingly sold voetstoots, that is "as is".


13  EMPLOYEES OF THE BUSINESS

13.1 It is recorded that all the employees of the Business who were in the Seller's employment on the Effective Date (save for the employees in SCHEDULE 7 who are to remain in the Seller's employ, "the Employees") will be employed by the Purchaser in accordance with the relevant provisions of the Labour Relations Act, 1995 ("the Labour Relations Act") on terms and conditions of employment and employment benefits which will be substantially the same as the terms and conditions and employment benefits which applied to the Employees immediately prior to the Effective Date.

13.2     The Purchaser undertakes to the Seller that it will:

13.2.1 recognise and give effect to the length of service and service record of each of the Employees for the purposes of any awards for long service by the Purchaser at any time after the Effective Date;

13.2.2 assume all the liabilities relating to leave pay and bonus pay and any other incentives or benefits which are not paid monthly and which are due to the Employees, provided that such liabilities are fully provided for in the Effective Date Accounts; and

13.2.3 assume all the liabilities relating to the costs incurred and amounts to be paid in respect of the retrenchment of any of the Employees who are retrenched by the Purchaser after the Effective Date.

13.3 The Purchaser hereby indemnifies and holds the Seller harmless against all the costs referred to in 13.2.2 and 13.2.3 and undertakes forthwith upon receipt of a written request from the Seller, to pay such amount(s) to the Seller, where The Seller has paid any such amount on the Purchaser's behalf.

13.4 The Seller shall remain liable for and shall pay to each of the Employees all amounts which are payable to the Employees up to the termination of his or her service contract with the Seller but excluding any amount referred to in 13.2.2 and 13.2.3. The Seller hereby warrants and represents to the Purchaser that the Effective Date Accounts shall include full and adequate provisions for all liabilities directly or indirectly associated with every Employee insofar as wages, accrued leave pay or any other compensation, remuneration or fringe benefits in respect of the period up to and including the Effective Date are concerned.

13.5 The Seller confirms having notified and, where legally obliged to do so, having consulted with the Employees in relation to the disposal of the Business prior to the Effective Date.

13.6 If required by the Labour Relations Act, the Purchaser shall submit to each of the Employees a written offer for the purpose of giving effect to the requirements of 13.1, which written offer shall be submitted to the Employees as soon as possible after the Seller gives its notice of termination to them. The Seller shall use its best endeavours to ensure that the Employees will accept the offers of employment to be made to them by the Purchaser.

13.7 The Purchaser shall have free access to all of the Employees during the period from the Signature Date to the Completion Date in order to consult with them about the offers of employment to be made to them and their future employment with the Purchaser after the Completion Date. The Seller shall provide all such assistance as the Purchaser may reasonably require to make such access possible.

13.8 The parties shall communicate and liaise with each other and generally co-operate with each other so as to ensure as far as possible an orderly transfer of the services of the Employees who accept the Purchaser's offer of employment if such procedure is required or are transferred automatically pursuant to the provisions of the Labour Relations Act from the service of the Seller to the service of the Purchaser, as the case may be, and to consult where necessary with any trade unions or other representative bodies who may need to be consulted for that purpose.

13.9 The provisions of this clause 13 are not intended as a STIPULATIO ALTERI in favour of any transferring Employee and shall not operate to create any rights in favour of any person who is not a party to this Agreement.

14  GOOD FAITH

    The parties undertake in favour of one another to observe the utmost good faith in the implementation of the provisions of this Agreement, and each of the parties hereby undertakes in favour of the other party that in their dealings with each other it shall neither do anything nor refrain from doing anything which might prejudice or detract from the rights, assets or interests of the other party.

15  PAYMENTS

15.1 All payments to be made by either party to the other in terms of this Agreement shall be made free of bank and other charges.

15.2 If any amount payable by either party is not paid on its due date then, in addition and without prejudice to any other remedies, the amount of the payment or any balance outstanding from time to time shall bear interest at Prime Rate (compounded monthly in arrear) from the date it falls due until it is discharged in full.

16  BREACH

16.1 The Seller shall be entitled to cancel this Agreement summarily by giving written notice to that effect to the other parties if the Purchaser fails to pay on due date any amount which becomes due and payable in terms of 6.1 and remains in default for 14 days after receiving written notice from the Seller to remedy the default.

16.2 Should the Purchaser commit any other breach of this Agreement, the Seller shall not be entitled to cancel it unless the breach is material and cannot be remedied adequately by the payment of damages and, being such a breach, it is not remedied or is not capable of being remedied by specific performance within a reasonable time after the Purchaser receives written notice from the Seller to remedy the breach.

16.3 Should the Seller commit any breach of this Agreement, the Purchaser shall not be entitled to cancel it unless the breach is material and cannot be remedied adequately by the payment of damages and, being such a breach, it is not remedied or is not capable of being remedied by specific performance within a reasonable time after the Seller receives written notice from the Purchaser to remedy the breach.

16.4 The remedies of each party in terms of this clause 16, shall not be exhaustive and shall be in addition and without prejudice to any other remedies it has under or in consequence of this Agreement.

17  THE INSOLVENCY ACT, 1936

17.1 The parties agree that notice of this transaction will not be published in accordance with the requirements of Section 34 of the Insolvency Act, 1936.

17.2 The Seller hereby indemnifies the Purchaser and holds the Purchaser harmless against any claim of any nature which may be made against the Purchaser or against any loss or damage of any nature whatsoever which the Purchaser may suffer as a result of the non- publication of the notices referred to in 17.1.

18  CONFIDENTIALITY AND PUBLIC ANNOUNCEMENTS

18.1 Neither party shall make any public announcement or statement about this Agreement or its contents without first having obtained the other's prior written consent (which may not be unreasonably withheld) to the announcement or statement and to its contents.

18.2 The provisions of 18.1 shall not apply to any announcement, statement or disclosure which any of the parties is obliged to make by virtue of shares of its holding company or any of its subsidiaries being listed on any stock exchange, provided that the party in question shall consult with the other before making any announcement, statement or disclosure contemplated in this clause 18.2.

18.3 Notwithstanding anything to the contrary anywhere else in this clause 18, any the Seller shall be entitled to notify its customers and suppliers of this Agreement and its consequences at any time after the first public announcement has been made by either party in accordance with the requirements of this clause 18.

19  ARBITRATION

19.1 Any dispute arising out of this Agreement or the interpretation thereof, both while in force and after its termination, shall be submitted to and determined by arbitration. Such arbitration shall be held in Johannesburg unless otherwise agreed to and shall be held in a summary manner with a view to it being completed as soon as possible.

19.2 There shall be one arbitrator who shall be, if the question in issue is:

19.2.1 primarily an accounting matter, an independent chartered accountant of not less than 15 years' experience as such;

19.2.2 primarily a legal matter, a practising senior counsel or retired judge of the High Court of South Africa;

19.2.3   primarily a technical matter, a suitably qualified person; and

19.2.4   any other matter, a suitably qualified person.

19.3 The appointment of the arbitrator shall be agreed upon between the parties, but failing agreement between them within a period of 14 days after the arbitration has been demanded, either of the parties shall be entitled to request the Chairman for the time being of the Arbitration Foundation of Southern Africa to make the appointment who, in making his appointment, shall have regard to the nature of the dispute.

19.4 The arbitrator shall have the powers conferred upon an arbitrator under the Arbitration Act, 1965, as amended, or re-enacted in some other form from time to time, but shall not be obliged to follow the procedures described in that Act and shall be entitled to decide on such procedures as he may consider desirable for the speedy determination of the dispute, and in particular he shall have the sole and absolute discretion to determine whether and to what extent it shall be necessary to file pleadings, make discovery of documents or hear oral evidence.

19.5 The decision of the arbitrator shall be final and binding on the parties, and may be made an order of any court of competent jurisdiction. Each of the parties hereby submits itself to the Witwatersrand Local Division of the High Court of South Africa should the other party wish to make the arbitrator's decision an order of that Court.

20  DOMICILIUM CITANDI ET EXECUTANDI

20.1 Each party chooses the address set out opposite its name below as its DOMICILIUM CITANDI ET EXECUTANDI at which all notices, legal processes and other communications must be delivered for the purposes of this Agreement:

20.1.1   the Seller:     Lakeside Place
                         1 Ernst Oppenheimer Drive
                         Bruma Lake
                         Johannesburg
                         2198

                         Telefax :(011) 622-8973

20.1.2   the Purchaser:  Lakeside Place
                         1 Ernst Oppenheimer Drive
                         Bruma Lake
                         Johannesburg
                         2198

                         Telefax :(011) 622-8973

20.2 Any notice or communication required or permitted to be given in terms of this Agreement shall be valid and effective only if in writing, but it shall be competent to give notice by telefax.

20.3 Any party may by written notice to the other parties change its chosen address to another physical address and/or its chosen telefax number to another telefax number, provided that the change shall become effective on the fourteenth day after the receipt of the notice by the addressee.

20.4 Any notice to a party contained in a correctly addressed envelope and:

20.4.1   sent by prepaid registered post to it at its chosen address;  or

20.4.2 delivered by hand to a responsible person during ordinary business hours at its chosen address, shall be deemed to have been received, in the case of 20.4.1, on the seventh business day after posting (unless the contrary is proved) and, in the case of 20.4.2, on the day of delivery.

20.5 Any notice by telefax to a party at its telefax number shall be deemed, unless the contrary is proved, to have been received within 24 hours of transmission where it is transmitted during normal business hours or within 24 hours of the opening of business on the first business day after it is transmitted where it is transmitted outside those business hours.

21  INTERPRETATION

21.1     In this Agreement, unless the context requires otherwise:

21.1.1   words importing any one gender shall include the other two genders;

21.1.2   the singular shall include the plural and vice versa;

21.1.3 a reference to natural persons shall include created entities (corporate or unincorporate) and vice versa;

21.1.4 the headings have been inserted for convenience only and shall not be used for nor assist or affect the interpretation of this Agreement.

21.2 If any definition contains a substantive provision conferring rights or imposing obligations on anyone, effect shall be given to it as if it were a substantive provision in the body of this Agreement.

21.3 Any reference to an enactment is to that enactment as at the date of signature of this Agreement and as amended or re-enacted from time to time.

21.4 When any number of days is prescribed in this Agreement, such days shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a Saturday, Sunday or official public holiday in the RSA, in which case the last day shall be the next succeeding day which is not a Saturday, Sunday or public holiday.

21.5 Expressions defined in this Agreement shall bear the same meanings in Schedules to this Agreement which do not themselves contain their own definitions.

21.6 Where any term is defined within the context of any particular clause in this Agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the meaning ascribed to it in that clause, for all purposes in terms of this Agreement, notwithstanding that that term has not been defined in 1.

22  GENERAL

22.1 This document and the Schedules to it contain the entire Agreement between the parties.

22.2 If any clause or term of this Agreement should be invalid, unenforceable or illegal, then the remaining terms and provisions of this Agreement shall be deemed to be separate and severable therefrom, and shall continue in full force and effect unless such invalidity, unenforceability or illegality goes to the root of this Agreement.

22.3 No party shall have any claim or right of action arising from any undertaking, representation or warranty not included in this document.

22.4 No failure by a party to enforce any provision of this Agreement shall constitute a waiver of such provision or affect in any way a party's right to require performance of any such provision at any time in the future, nor shall the waiver of any subsequent breach nullify the effectiveness of the provision itself.

22.5 No agreement to vary, add to or cancel this Agreement shall be of any force or effect unless reduced to writing and signed by or on behalf of the parties to this Agreement.

22.6 No party may cede any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party.

22.7 Each party warrants that it is acting as a principal and not as an agent for an undisclosed principal.

23  COSTS

    Each party shall bear its own costs of and incidental to the negotiating, drafting and preparation of this Agreement.

SIGNED at   Bruma   on the   May 13   1999
           -------          --------


                                               For:     WASP INTERNATIONAL
                                                        (PROPRIETARY) LIMITED



                                                   /s/ ALBERT VAN URK
                                                 -----------------------------
                                                 Signatory : Albert van Urk
                                                 Capacity  :       Director
                                                 Authority :

SIGNED at   Bruma   on the   May 13   1999
           -------          --------


                                        For:     WASP S.A.  (PROPRIETARY)
                                                 LIMITED

                                                   /s/ GUY REDFORD
                                                 -----------------------------
                                                 Signatory :
                                                 Capacity  :       Director
                                                 Authority : Board

                                                                      SCHEDULE 1



DESCRIPTION OF THE BUSINESS

                                                                      SCHEDULE 2



CONTRACTS

                                                                      SCHEDULE 3


FIXED ASSETS

                                                                      SCHEDULE 4


EXCLUDED ASSETS

1        ASSETS NOT UTILISED IN CONNECTION WITH DAY TO DAY OPERATIONS OF
         THE BUSINESS




2        ASSETS SPECIFICALLY EXCLUDED FROM SALE

                                                                      SCHEDULE 5



VALUES OF CERTAIN ASSETS OF THE BUSINESS


1        FIXED ASSETS




2        CONTRACTS




3        GOODWILL

                                                                     SCHEDULE 6


LEASED ASSETS

1        LEASE AGREEMENTS

2        INSTALMENT SALE AGREEMENTS

                                                                     SCHEDULE 7



EMPLOYEES NOT TO BE TRANSFERRED IN TERMS OF CLAUSE 13 OF AGREEMENT

                                                                     SCHEDULE 8


THE WGT